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                                  Exhibit 23.0

                          Consent of Ernst & Young LLP

The Board of Directors
BOK Financial Corporation:

         We consent to the reference of our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of BOK Financial Corporation for the registration of $250,000,000 of Senior Debt Securities and to the incorporation by reference therein of our report dated January 27, 1998 with respect to the consolidated financial of BOK Financial Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1997 filed with the Securities and Exchange Commission.

                                            /s/ ERNST & YOUNG LLP

Tulsa Oklahoma
October 9, 1998